Exhibit 10.4
AMENDMENT TO EMPLOYMENT AGREEMENT

Total Community Options, Inc., d/b/a InnovAge, a Colorado corporation (the “Company”) and Patrick Blair (the “Executive” and, together with the Company, the “Parties”) enter into this AMENDMENT TO EMPLOYMENT AGREEMENT (this “Amendment”) dated as of October 31, 2024, effective as of November 4, 2024 (the “Effective Date”).

WHEREAS, the Executive is party to an Employment Agreement with the Company dated as of December 1, 2021 (the “Employment Agreement”); and

WHEREAS, the Parties desire to amend certain terms and conditions of the Employment Agreement as set forth herein.

    NOW, THEREFORE, in consideration of the premises and the respective covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, hereby agree to the following:
1.    Amendment. Effective as of the Effective Date, Section 3(a) of the Employment Agreement is hereby amended and restated in its entirety to read as follows:

“(a)    During the term hereof, the Executive shall be employed by the Company on a full-time basis and shall serve the Company as its Chief Executive Officer. In such capacity, the Executive shall report to the Board of Directors of the Company (the “Board”), and the Executive shall have such duties as are consistent with the Executive’s position and as may from time to time be assigned to the Executive by the Board. Without limitation of the foregoing, the Executive will be in charge of all of the Company’s centers and their employees and for all clinical functions of the Company, as well as all employees involved in center operations, all sales and marketing employees and all personnel responsible for developing new sites, all employees involved in investor relations, all personnel solely responsible for acquisitions, and all other Company employees and functions.”

2.    Acknowledgement. The Executive hereby expressly agrees and acknowledges that (i) the Executive’s execution of this Amendment constitutes the Executive’s written consent for purposes of Section 5(e) of the Employment Agreement, and (ii) the changes effected by this Amendment will not constitute Good Reason for purposes of the Employment Agreement.

3.    Affirmation. This Amendment is to be read and construed with the Employment Agreement as constituting one and the same agreement. Except as specifically modified by this Amendment, all remaining provisions, terms and conditions of the Employment Agreement shall remain in full force and effect.

4.    Defined Terms. All capitalized terms not herein defined shall have the meanings ascribed to them in the Employment Agreement.

5.    Counterparts. This Amendment may be executed in one or more counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.
[SIGNATURE PAGE FOLLOWS]

    IN WITNESS WHEREOF, the Parties hereto have executed this Amendment as of the date first written above.

COMPANY By: /s/ James Carlson Name: James Carlson Title: Board Chair
EXECUTIVE /s/ Patrick Blair Patrick Blair

[Signature Page to Amendment to Employment Agreement]